CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-47479, 33-879650, 33-96436, 33-97710,
33-97760,  33-99792,  33-99794,  333-000140,   333-001070,  333-3424,  333-5781,
333-7097,  333-10681,  333-18003,  333-87908,  33-97710,  333-18347,  333-21095,
333-22725, 333-25209, 333-28251, 333-42129, 333-55821, 333-57261, 333-57403, and
333-70391.



                                                             ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 24, 1999